Exhibit 99.1

PRESS RELEASE

Sean Fan Joins Rambus as Chief Operating Officer

Brings over 20 years of semiconductor operations expertise

SUNNYVALE, Calif. — Aug. 28, 2019 — (BUSINESS WIRE) — Rambus Inc. (NASDAQ: RMBS), a premier silicon IP and chip provider making data faster and safer, today announced that Sean Fan has joined the company as chief operating officer (COO). Fan has a 20-year track record of creating and growing industry-leading semiconductor technology businesses. As COO, Fan will be responsible for accelerating product and IP growth initiatives.

Before joining Rambus, Fan served as a corporate vice president and general manager at Renesas Electronics, in charge of the datacenter business unit. Prior to its acquisition by Renesas in March 2019, Sean held various senior executive positions at Integrated Device Technology Inc. (IDT) for over 19 years, where he was actively involved in corporate strategy, mergers and acquisitions, and restructuring, leading efforts in the turnaround and transformation of the company’s legacy businesses.

“Sean’s proven success in growing semiconductor businesses over the course of his career makes him a great addition to the Rambus team,” said Luc Seraphin, president and CEO of Rambus. “Sean has deep domain expertise from both a technology and business perspective, and I’m very excited that we are adding someone of Sean’s caliber to the leadership team. I have full confidence that he will help accelerate the product growth and operational efficiencies that will take Rambus to the next level.”

“With Rambus’ rich history of innovation, it is well positioned to become the preeminent supplier of high-speed interface and security silicon IP and chips,” commented Fan. “I’m excited for the opportunity to reinforce and accelerate continued innovation, quality, and growth.”

Before joining IDT, Fan worked at Lucent Microelectronics, Mitel Semiconductor, and National Lab of Telecom in China. From 2009 to 2012, Fan was a board member of JEDEC, a leading standardization organization for the microelectronics industry. Fan earned a master’s degree in Computer Engineering from the University of Cincinnati and a bachelor’s degree in Computer and Telecom from Beijing University of Posts and Telecommunications. He continued his executive management education at Stanford University and the Wharton School of Business.

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About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software, and services span memory and interfaces, security, and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries, and service providers. Integrated into tens of billions of devices and systems, our products and technologies power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments, and smart ticketing. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (408) 462-8306

cpasinetti@rambus.com

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding product and IP growth initiatives, and operational efficiencies. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.